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EXHIBIT 10.17

INDUSTRIAL LEASE AGREEMENT

        This lease agreement (the "Lease") is made and entered into as of the 17th day of November, 2000, between Research Interchange One L. P. a Texas Limited Partnership (the "Landlord"), and Testchip Technologies, Inc., a Texas Corporation (the "Tenant"):

WITNESSETH:

        SEC. 1.    LEASED PREMISES:    In consideration of the mutual covenants set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately 25,140 square feet of rentable space as indicated on the plan attached hereto as EXHIBIT "A" and known as Suite 180 (the "Premises") in the office and warehouse building (the "Building") located at 9300 United Drive, in the city of Austin, Travis County, Texas. The Building is part of a multi-building complex (the "Project"), which is located on the land (the "Land") more particularly described on EXHIBIT "B" attached hereto. The Premises, Building, Project and Land together with all improvements (including, without limitation, all parking facilities) thereon are herein collectively called the "Property".

        It is agreed that the total rentable area of the Project is 121,870 square feet and that the Premises (and Tenant's pro rata share for Additional Rental purposes) is agreed to be 20.63% thereof. It is agreed that the total rentable area of the Building is 50,210 square feet and that the Premises (and Tenant's pro rata share of the Building for Additional Rental purposes) is agreed to be 50.07% thereof. All categories of Additional Rental shall be based on the prorations in this paragraph except for water and wastewater service to the Building which shall be fully charged to the tenants of the Building regardless of the occupancy rate of the Building.

        SEC. 2.    TERM:    Subject to the conditions set forth herein, and in any exhibit or addendum hereto, signed by both parties, the term of this Lease shall begin on the earlier of the date that Tenant actually occupies the Premise or March 1, 2001 ("Commencement Date") and shall end at midnight on February 28, 2006, subject to delay as provided in the Work Letter attached hereto as EXHIBIT "G". If the Commencement Date begins prior to March 1, 2001, Base Rental as hereinafter defined will not be charged to Tenant prior to March 1, 2001. Additional Rental as hereinafter defined will be charged to Tenant from the Commencement Date of the Lease however.

        SEC. 3.    USE:    The Premises shall be used and occupied by Tenant solely for office, wholesale sales, shipping and warehouse purposes and for no other purpose. The office area of the Premises may be used only for general office purposes, and not for storage, loading, shipping or other warehouse-type purposes. No manufacturing operations may be conducted at the Premises. For this purpose, manufacturing shall be defined as production of a tangible product for sale at the wholesale or retail level. The term manufacturing shall not include light assembly or construction conducted in connection with Tenant's current business activities. It is further agreed that operation of a Test Lab shall not be construed as manufacturing. No vehicle maintenance or servicing may take place on the Premises or the Project.

        SEC. 4.    ADVANCE AND SECURITY DEPOSIT:    A security deposit of $32,436.00 ("Security Deposit") and $37,464.00 representing Base Rental and Additional Rental due under this Lease for the first full month of the term of this Lease is due from Tenant on Lease execution date. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time with prior written notice, without prejudice to any other remedy, use the Security Deposit to the extent necessary to satisfy delinquent Rent or to cure any Tenant default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within sixty (60) days after termination of this Lease.

        SEC. 5.    BASE RENTAL:    As part of the consideration for the execution of this Lease, Tenant agrees to pay as "Base Rental", the total sum listed on Exhibit D payable at the office of Landlord in monthly installments, as shown on Exhibit D each in legal tender of the United States of America, in advance, without demand and without deduction, on the first day of each calendar month during their term hereof: provided, however, that if the term of this Lease commences on a date other than the first day of a calendar month, the first rental payment, to be made on Lease execution shall be the rental for one full calendar month plus the pro rated rental remainder for the calendar month in which the Lease term commences.

        SEC. 6.    ADDITIONAL RENTAL:    In addition to the Base Rental, as specified in this Lease, Tenant agrees to pay to Landlord as additional rent ("Additional Rental) an amount equal to Tenant's pro rata share of the Operating Expenses (as hereinafter defined) for each calendar year during the term of this Lease. Tenant's liability for Additional Rental for any partial year during the term of this Lease shall be prorated based upon the ratio of the number of days within the term of this Lease as compared to the total number of days in such year.

        A.    Operating Expenses:    For the purposes of determining Additional Rental, "Operating Expenses" shall mean all of Landlord's costs and expenses paid or incurred in operating and maintaining the Property for a particular calendar year or portion thereof, as determined by Landlord; provided, however, that Operating Expenses shall not include any expenses otherwise the obligation of the Tenant under the other terms of this Lease.

        Operating Expenses shall include, without limitation:

            (i)    all general real estate taxes and all special assessments, costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums; water, sewer, electrical and other utility charges not separately metered to the Premises; landscape and sprinkler maintenance costs; pest control costs; exterior lighting maintenance costs including replacement elements; asphalt and concrete paving maintenance costs; telecommunications equipment maintenance costs; security services (if provided by Landlord, in Landlord's sole discretion); license, permit and inspection fees; property management fees which do not exceed the greater of four percent (4%) of gross rent (Base Rental plus Additional Rental) or the going rate for the management of similar properties; trash removal; and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years.

            (ii)  the costs of any capital improvements made to the Project by Landlord that reduce operating expenses or that are required under any governmental law or regulation not applicable to the Project or not in effect at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine with a return on capital at the then current prime interest rate (as published by the Wall Street Journal) on the unamortized balance or at such higher interest rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. However, the portion of any increase in annual Operating Expenses for capital improvements that reduce operating expenses shall never exceed the amount of reduction in the annual Operating Expenses attributable to such improvements.

        Operating Expense Exclusion. Notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include, (i) the wages and benefits of any on-site employees above the level of Building manager; (ii) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are allocated to, reflect the actual time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building.

  Federal and State taxes imposed upon or measured by the gross receipts or income of Landlord shall not be considered a part of Operating Expenses unless a future change in the method of taxation causes any franchise, gross receipts, income, profit or other tax to be levied against Landlord in substitution in whole or in part for or in lieu of or in addition to any tax included as an Operating Expense hereunder. In such event, any such franchise, gross receipts, income, profit or other tax shall (with appropriate adjustments, where necessary) be deemed to be Operating Expenses for the purposes hereof.

  or the purpose of this Section, payments made by tenants of the Project, either to third parties or to Landlord, under agreements for direct reimbursement for services (e.g., separately metered utilities, separately contracted janitorial services, property taxes directly reimbursed to Landlord, etc.) shall not be included in Operating Expenses.

        B.    Monthly Payment of Estimated Additional Rental:    Tenant's proportionate share of Operating Expenses for the remainder of the calendar year after the Commencement Date and for each subsequent calendar year shall be estimated by Landlord, and written notice thereof shall be given to Tenant. Upon receipt of said written notice from Landlord, the estimated Additional Rental shall be due and payable as herein provided. For any such remainder of the calendar year after the Commencement Date, Tenant agrees to pay Landlord each month, at the same time the Base Rental is due, an amount equal to the amount of such estimated monthly Additional Rental for the remainder of such calendar year, and during each calendar year thereafter Tenant agrees to pay Landlord each month, at the same time the Base Rental is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rental due.

        C.    Annual Adjustment of Additional Rental:    Within seventy-five (75) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's total amount of Additional Rental. Within thirty (30) days after receipt of the aforementioned statement, Tenant agrees to pay Landlord, or if Tenant has overpaid, Landlord shall credit against the next Additional Rental payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Additional Rental due for the preceding calendar year and the estimated Additional Rental paid by Tenant during such year. Upon completion of the year end statement of Additional Rental, Landlord may revise the estimated Additional Rental for the then current year by giving Tenant written notice to that effect, and thereafter Tenant agrees to pay Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such annual increase or decrease in the estimated Additional Rental divided by the number of months remaining in such year. Tenant shall have the right to audit Landlord's Additional Rental charges, at Tenant's expense, within sixty (60) days of receipt by Tenant of any particular year-end accounting for Additional Rental. If any errors are found resulting in an overcharge to the Tenant, Landlord will reimburse the overcharge to the Tenant and if the overcharge is more than 5% of the yearly Additional Rental charged to Tenant, Landlord will reimburse to Tenant the reasonable costs of the audit.

        SEC. 7.    RENT:    The Base Rental, Additional Rental, and all other sums required to be paid by Tenant hereunder, are sometimes collectively referred to as, and shall constitute, "Rent".

        Rent shall be paid by Tenant when due, or if paid by mail the rent must be postmarked before the due date and received within five (5) business days of due date, without prior demand therefore and without deduction or set off unless otherwise specifically provided herein, at the office of the Landlord or at such other place as Landlord may designate from time to time.

        In the event any installment of Base Rental, Additional Rent or other amount due from Tenant to Landlord under this Lease shall not be paid when due, a late charge of five cents ($.05) per each dollar so overdue may be charged by Landlord for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payments, and Tenant agrees to pay such Rent to Landlord upon demand, unless the delay is caused by United States Postal Service performance outside of Tenant's control.

        SEC. 8.    PAYMENT FOR OTHER SERVICES:    Tenant agrees to pay to Landlord all charges for any services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease, within 10 days after written receipt of Landlord's request for payment.

        SEC. 9.    TENANT'S OCCUPANCY AND USE:    The Premises shall be used solely for the purpose specified in Section 3. Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Project; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Property or use any apparatus which might make undue noise or set up vibrations in the Project; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Project or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law 101-336 July 26, 1990)) and the Texas Architectural Barriers Act (Article 9102, Tex. Rev. Civ. St. (1991)) applicable to the Premises and applicable to the Project to the extent necessary to accommodate any special requirements of Tenant's employees, invitees and customers not applicable to the other tenants in the Project. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate Tenant's employees, customers and invitees and for making any additional accommodations or alterations which need to be made to the Project to accommodate any special requirements of Tenant's employees, invitees and customers not applicable to the other tenants in the Project. Tenant agrees to indemnify and hold Landlord harmless from any and all expense (including, without limitation, attorneys' fees), liabilities, costs, or damages suffered by Landlord as a result of Tenant's failure to comply with its obligations under this Section 9.

        SEC. 10.    SUITABILITY OF PREMISES:    Except as provided in Exhibit G, Tenant warrants to Landlord that it has, prior to the execution hereof, fully inspected the Premises and that it has made, performed, obtained and received all studies, inspections, reports, diagnoses and tests that Tenant desires relative to the Premises and Tenant's proposed business use of the Premises. Tenant understands and agrees that it is accepting the Premises in its present "AS-IS", "WHERE-IS" condition, "WITH ALL FAULTS", subject to the provisions of Section 16 and Exhibit G herein and also subject to any non-cosmetic, significant latent construction defects in any other component of the Premises in existence at the Commencement Date which reveal themselves on or before May 31, 2001. Tenant warrants that it used all due diligence in conducting all studies, inspections, diagnoses and tests on the Premises that Tenant deemed necessary or appropriate. Tenant acknowledges that Landlord has not made and does not make, and Landlord hereby disclaims, any and all warranties, express or implied, which in any way relate to the Premises or the condition thereof, including without limitation any implied warranty of suitability or habitability. Tenant further understands that Landlord has relied upon Tenant's having made all inspections Tenant desired prior to leasing the Premises from Landlord, and that but for such inspections by Tenant, Landlord would not have leased the Premises to Tenant.

        SEC. 11.    LANDLORD'S RIGHT OF ACCESS:    Landlord or its authorized agents shall at any and all reasonable times, with reasonable notice to Tenant (except during an emergency), have the right to enter the Premises to inspect the same, to supply any service Landlord deems necessary to provide hereunder, to show the Premises to prospective purchasers or tenants, improve or repair the Premises or any other portion of the Property all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby unless due to Landlord's willful misconduct or gross negligence. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door(s) in an emergency without liability therefore.

        SEC. 12.    QUIET POSSESSION:    Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease, and subject to the terms of all restrictions, easements and other matters of record applicable to the Property.

        SEC. 13.    UTILITIES:    Landlord agrees to provide normal utility connections to the building in which the Premises are located for water, electricity, telephone service and sewage service to the Premises. Tenant shall arrange for and promptly pay to the applicable utility company all charges for electricity, telephone service, sewage service and other utilities furnished to the Premises, including, but not limited to initial connection charges. Tenant shall pay for all wiring, risers, transformers, electrical panels, air conditioning or beating equipment and other item necessary, or as required by Landlord (in Landlord's reasonable discretion), to accommodate Tenant's design loads and capacities in the Premises, or as required by the utility company, including the cost of installation and maintenance thereof. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning or heating equipment if, in Landlord's sole reasonable judgment, the same are not necessary or would cause damage or injury to the Project or the Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Project or the Premises or would interfere with or create or constitute a disturbance to other tenants or occupants of the Project. In no event shall Landlord incur any liability for Landlord's refusal to install, or Landlord's withholding of consent for Tenant's installation of, any such facility or equipment. Landlord may, if it so elects, furnish one or more utility services to the Tenant, and in such event Tenant shall purchase the use of such services as are tendered by Landlord and shall pay on demand as additional Rent the rates established therefore by Landlord which shall not exceed the rates which would be charged for the same services if furnished directly by the local public utility company supplying such service. Unless caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service, nor shall the same be construed as an eviction of the Tenant, work an abatement of Rent, or relieve Tenant from the operation of any covenant or agreement; but in the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to cause such service to be resumed promptly after written notice to Landlord of such failure, stoppage or interruption.

        SEC. 14.    REPAIRS AND MAINTENANCE:

        A.    Landlord's Repairs:    Subject to reimbursement pursuant to Section 6. above, Landlord shall provide or cause to be provided, cleaning and maintenance of the public portions of the Project, including landscaping, exterior lighting, asphalt and concrete paving, as Landlord shall reasonably deem appropriate. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character in the Premises during the term of this Lease, other than structural repairs to exterior and load-bearing walls, the foundation, and the roof, but only after such repairs have been requested by Tenant in writing. Landlord's obligation to make repairs shall be limited to material, substantial, structural repairs only, and not to repairs of a cosmetic or minor nature. Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease or made by Landlord under other tenant leases in the Project. Pursuant to five (5) days advance written notice to Tenant, Landlord may at its option and at the sole cost and expense of Tenant, repair or replace any damage or injury done to the Project or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors; and Tenant shall pay the costs thereof plus a fifteen percent (15%) administrative fee to Landlord upon receipt of written demand. All requests for repairs and maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth herein, or as subsequently changed from time to time by Landlord in writing.

        B.    Tenant's Repairs:    Except for those items expressly the responsibility of the Landlord pursuant to Section 14.A. above, Tenant agrees to maintain and keep the Premises in good repair and condition at Tenant's expense. Tenant's obligation to maintain the Premises shall include the obligation to maintain the heating, ventilation and air conditioning systems and related equipment servicing the Premises, and Tenant shall at all times during the term of this Lease keep in full force and effect an agreement with a third party contractor for the maintenance of such heating, ventilation and air conditioning systems and related equipment, such contractor to be approved in advance, in writing by Landlord. Additionally, Tenant shall maintain all exterior glass, storefront doors and overhead doors attached to the Premises. The maintenance and repair of electrical, telecommunications, water, waste water and gas facilities providing such services to the Premises shall be the Tenant's responsibility. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Property, and at the termination of this Lease, by lapse of time or otherwise, to deliver up the Premises to Landlord in as good condition as they existed on the date of possession by Tenant, ordinary wear and tear alone excepted, and Landlord shall have the right to re-enter and resume possession of the Premises whether or not the Premises are vacated by Tenant.

        SEC. 15.    TENANT'S ALTERATIONS, FIXTURES AND PERSONAL PROPERTY:    Tenant covenants and agrees that it will make no structural change or other change affecting the exterior of the Building or Project without Landlord's written consent in advance, such consent not to be unreasonably withheld, and without first furnishing the Landlord fifteen (15) days advance notice outlining in detail the proposed changes or alterations. Tenant covenants and agrees that it will make no other alterations or additions exceeding $2,500 in value without Landlord's written consent in advance, which consent shall not be unreasonably withheld, and without first furnishing the Landlord fifteen (15) days advance notice outlining in detail the proposed changes or alterations. All changes, alterations, and additions must be of a high quality consistent with the original construction provided. All penetrations of the roof shall be performed by Landlord's roof contractor, so as to maintain all existing roof warranties.

        Any such changes, interior alterations or additions approved in writing by Landlord shall be surrendered to Landlord upon termination of this Lease. All costs and expenses of any approved changes, interior alterations or additions shall be borne solely by Tenant. Any contractor or person making such improvements for Tenant must first be approved in writing by Landlord.

        Tenant may remove its trade fixtures, office supplies, movable office furniture or equipment and other personal property not attached to the building in which the Premises are located provided: (a) such removal is made prior to the termination of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal.

        SEC. 16.    TENANT FINISH:    Except as otherwise provided in the Work Letter attached hereto as Exhibit G, all installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent. Upon completion of the initial improvements in accordance with the Work Letter, Tenant agrees to execute and deliver to Landlord a letter accepting delivery of the Premises, in the form attached as Exhibit F.

        Landlord shall have the right at any time to change the arrangement, locations and/or size of the public parts of the Project and, upon giving Tenant reasonable notice thereof, to change the name, number or designation by which the Project is commonly known.

        SEC. 17.    LIENS BY TENANT:    Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay, on demand, an equivalent amount together with interest at the rate of 12% per annum. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

        SEC. 18.    SUBLETTING AND ASSIGNING:    Tenant shall not assign this lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise, or mortgage or pledge the same, or sublet the Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonable withheld, and in no event shall any such assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Landlord shall not collect any rents or other payments from any party other than Tenant unless Tenant is in default under the terms of the Lease. Any collection by Landlord from any approved assignee or sublessee or any other party on behalf of Tenant's account shall not be construed to constitute a novation or a release of Tenant from further performance of its obligations under this Lease.

        If the Tenant desires to assign or sublet all or any part of the demised Premises, it shall submit all necessary information as may be required by Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, and shall submit a copy of the proposed assignment or sublease. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and the other information, Landlord shall have the option to:

        (a)  Cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or

        (b)  Consent to the proposed assignment or sublease. Should Tenant sublease space for an amount that is in excess of the agreed rental rate in this lease, Landlord shall have the right to 50% of such excess, or should Tenant sublease space for less than the agreed rental rate in this Lease, Tenant shall be obligated to Landlord for the difference between the agreed upon rental rate in this Lease and the rate in the sublease agreement; or

        (c)  Refuse its consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that may be acceptable to Landlord.

        Notwithstanding anything herein to the contrary, Landlord will allow Tenant to sublease, without Landlord's prior written consent, to any subsidiary or affiliated corporation of which Tenant owns all or substantially all of its assets or any parent corporation which owns all of Tenant. In no event will any such sublease ever release Tenant from any obligation or liability hereunder. For the purposes of this Lease, the sale of fifty percent (50%) or more of the capital stock or other equity interest in Tenant shall be deemed an assignment of this Lease, except for the sale of capital stock or other stock in an initial or subsequent public equity offering.

        SEC. 19.    FIRE AND CASUALTY:    The parties hereto mutually agree that if the Premises or Project are partially or totally destroyed by fire or other casualty, then Landlord may, at Landlord's option, repair and restore the Premises and Project, to substantially the same condition in which the Premises and Project were before such damage, or it may terminate the Lease; provided, however, that in the event the Premises or Project are completely destroyed or so badly damaged that in Landlord's reasonable estimation, repairs cannot be commenced within ninety (90) days and completed within six (6) months thereafter, then Landlord shall so notify Tenant and this Lease shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice upon the other within thirty (30) days after such notice; and provided further, that in any event if repairs have not been commenced within ninety (90) days from the date of said damage and thereafter completed within nine (9) months from commencement, this Lease may be immediately terminated by Tenant as of the date of occurrence of the damage or destruction, by serving notice upon the Landlord at any time prior to commencement of construction if the grounds for termination is failure to commence construction within ninety (90) days, or at any time prior to completion of construction if termination is based upon the failure to complete construction within nine (9) months.

        In the event the Premises are completely destroyed or so damaged by fire or other casualty that it cannot reasonably be used by Tenant for the purposes herein provided and this Lease is not terminated as above provided, then there shall be a total abatement of Rent until the Premises are made usable. In the event the Premises are partially destroyed or damaged by fire or other hazard so that such Premises can be only partially used by Tenant for the purpose herein provided, then there shall be a partial abatement in the Rent corresponding to the time and extent which the Promises cannot be used by Tenant. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any fixtures, furniture, machinery, goods, supplies or improvements) of Tenant or which Tenant may have upon or within the Premises or any fixtures installed by or paid for by Tenant upon or within the Premises.

        Except as provided in Section 20 below, if any portion of the, Property shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees, or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement.

        SEC. 20.    WAIVER OF SUBROGATION:    Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, its contents or to the other portion of the Property arising from any risk covered by valid and enforceable insurance, to the extent of such coverage. Landlord and Tenant each agree to cause an endorsement to be furnished to their respective insurance policies recognizing this waiver of subrogation, or take such other action as to reasonably requested by the other party to verify the effectiveness of this waiver of subrogation.

        SEC. 21.    DEFAULT BY TENANT:

        A.    Event of Default:    The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant:

          (i)    Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder when due, where such failure continues for ten (10) days after written notice to Tenant;

          (ii)  Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice to Tenant;

          (iii)  Tenant admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing).

          (iv)  Lessee shall cease its business in the Premises or shall vacate any substantial portion of the Premises, and discontinues payment of rent.

          (v)  Lessee shall fail or refuse to move into or take possession of the Premises within fifteen (15) days after the date on which the term of this Lease commences under the terms of Section 2 of this Lease.

        B.    Landlord's Remedies:    In the event of any such default by Tenant, Landlord, at its option, may have one or more of the following remedies, in addition to all other legal rights and remedies:

          (i)    Landlord may terminate this Lease and without further notice repossess the Premises by picking or changing locks to the Premises or otherwise, and be entitled to recover as damages a sum of money equal to the total of (1) the cost of recovering the Premises, (2) the unpaid Rent earned at the time of termination, (3) the balance of the Rent for the remainder of the term, (4) costs of reletting and refurbishing, and (5) any other sum of money and damages owed by Tenant to Landlord;

          (ii)  Landlord may immediately terminate Tenant's right of possession of the Premises, but not terminate the Lease, and without notice or demand enter upon the Premises or any part thereof and take absolute possession of the same, pick or change the locks, and, at Landlord's sole option may relet the Premises or any part thereof for such terms and such rents as Landlord may reasonably elect. In the event Landlord shall elect to so relet, then rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second to the payment of any cost of such reletting, including, without limitation, refurbishing costs and leasing commissions, and third to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency upon demand therefore from time to time. In no event will Landlord be obligated to pay to Tenant any excess Rent received from reletting. Any entry into and possession of the Premises by Landlord shall be without liability or responsibility to Tenant and shall not be in lieu of or in substitution for any other legal rights of Landlord hereunder. Tenant further agrees that Landlord may file suit to recover any sums due under the terms of this Lease and that no recovery of any portion due

  Landlord hereunder shall be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Reletting of the Premises shall not be construed as an election on the part of Landlord to terminate this Lease and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for default.

          (iii)  Landlord may offset against any security deposits held by Landlord for any non-payment of Rent or any damage to the Premises or any sums due under the terms of this Lease.

          (iv)  Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligation under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

          (v)  Landlord may change the door locks on the Premises, and Landlord shall have no obligation to provide a new key to such locks. Tenant hereby waives the provisions of Section 93.002 Texas Property Code (and any successor statute), to the extent permitted by law.

        SEC. 22.    Intentionally omitted.

        SEC. 23.    DEFAULT BY LANDLORD:    Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same.) If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Project.

        SEC. 24.    INDEMNITY OF LANDLORD-INSURANCE:

        A.    Indemnity:    Tenant covenants that Landlord shall not be liable to Tenant or to Tenant's agents, employees, customers or invitees for any injury to person or damage to property, including consequential loss or damage, arising out of the construction, use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by, or through the acts or omissions of other tenants of the Project or Landlord, except to the extent caused by Landlord's gross negligence or willful misconduct. Tenant hereby agrees, as part of the material consideration for this Lease, to indemnify and save Landlord harmless from all claims, action, demands, costs and expenses and liability whatsoever, including reasonable attorneys' fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, on or at any portion of Premises or arising out of the construction, use, occupancy or enjoyment of any portion of the Premises and its facilities by Tenant or anyone holding under Tenant, or any repairs or alterations which Tenant may make upon the Premises.

        B.    Tenant's Insurance:    Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000) for property damage and One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises and automobile liability insurance in the amount of One Million Dollars ($1,000,000). Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed in the Premises by Tenant or by Landlord on behalf of Tenant, including storefront, exterior doors and all plate glass; and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name the Landlord and management company as additional insured and insure Landlord's and management company's contingent liability under or in connection with this Lease (except for the workers' compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord and has at least an "A" rating from A. M. Best; and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers' compensation or 24 hour—7 day a week health and accident insurance coverage for Tenant's employees.

        SEC. 25.    ATTORNEY'S FEES:    In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

        SEC. 26.    TRANSFER OR ASSIGNMENT BY LANDLORD:    Landlord shall have the right to assign or transfer, in whole or in part, every feature of its right and obligations hereunder and the Property. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals or any other type entity, and howsoever made shall be in all things respected and recognized by Tenant. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale. Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein. If any security deposit has been made by Tenant, Landlord may transfer such security deposit to the purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto.

        SEC. 27.    ESTOPPEL CERTIFICATE:    Tenant shall, within ten (10) business days after a request of the Landlord or any mortgagee of Landlord, without additional consideration, execute and deliver an Estoppel Certificate certifying the following:

        (a)  This Lease is in full force and effect; and

        (b)  The date through which Rent has been paid; and

        (c)  This Lease has not been modified or amended (or a description of any modifications or amendments if it has been modified or amended); and

        (d)  Neither Landlord nor Tenant is in default and each has fully performed all of its obligations hereunder (or a description of any defaults if Landlord or Tenant has defaulted); and

        (e)  Any such further information as may be requested by Landlord or Landlord's mortgagee.

        SEC. 28.    CONDEMNATION:    If the whole or substantially the whole of the Project or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation then this Lease shall terminate as of the date when physical possession of the Project or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Project or the Premises is taken or sold, Landlord (whether or not the Premises are affected thereby) or Tenant (in the event the Premises are materially affected by such condemnation) may terminate this Lease by giving written notice thereof to the other party, in which event this Lease shall terminate as of the date when physical possession of such portion of the Project or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Project and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Project and installing improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Project or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

        SEC. 29.    TAXES ON TENANT'S PROPERTY:    Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures or equipment placed by Tenant in or about the Premises, including any additional real estate taxes or assessments which may be levied against the Property by reason of Tenant's fixtures and/or furnishings in the Premises.

        SEC. 30.    SIGNS:    No signs of any kind or nature, symbol or identifying mark shall be put on the Project, the Property, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Premises nor within the Premises so as to be visible from the public areas or exterior of the building in which the Premises are located, without prior written approval of Landlord which consent shall not be unreasonably withheld. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord.

        SEC. 31.    PARKING:    Subject to the following terms and conditions, Tenant shall have a non-exclusive license to use 91 parking spaces associated with the Project. Tenant's right to such parking spaces are subject to Landlord's rights to grant other tenants of the Project the rights to parking spaces associated with the Project. Landlord reserves the right from time to time to assign, or re-assign, the location of such parking spaces in any manner that Landlord in Landlord's sole discretion deems beneficial to the operation of the Project, provided that Tenant shall always have the non-exclusive license to use 91 parking spaces associated with the Project. Should Landlord, pursuant to this right, re-assign spaces to reserved or other preferential parking associated with the Building, Tenant shall be entitled to a portion of such spaces based on its rentable square footage as a percentage of total Building square footage. Tenant agrees that it will employ its best efforts to prevent the use by Tenant's employees and visitors of parking spaces allocated to other tenants. Landlord reserves the right to promulgate rules and regulations for the use of all parking areas at any time during the term of this Lease. All motor vehicles (including all contents thereof), shall be parked in such spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord it not responsible for the protection and security of such vehicles, or the contents thereof. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the parking spaces. Nothing herein shall be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

        SEC. 32.    RULES AND REGULATIONS:    Such reasonable rules and regulations applying to all Tenants in the Project as may be adopted by Landlord for the safety, care, cleanliness, preservation of good order, or operation of the Premises, the Project and the Property, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change any of the rules and regulations or to amend them in any manner deemed reasonable by the Landlord. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant (See "Rules and Regulations" attached hereto as EXHIBIT "C").

        SEC. 33.    FORCE MAJEURE:    In the event Landlord shall be delayed, hindered, or prevented front the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other cause not within the reasonable control of Landlord, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

        SEC. 34.    HOLDING OVER:    In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be an unlawful detainer, and no tenancy or interest shall result from such possession; such parties shall be subject to immediate eviction and removal, and Tenant or any such party shall pay Landlord as Rent for the period of such hold-over an amount equal to 150% of the Rent in effect at the time of such termination or expiration.

        Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice to do so from Landlord. The Rent during such hold-over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

        SEC. 35.    NON-WAIVER:    No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in writing signed by Landlord.

        SEC. 36.    SUBORDINATION AND ATTORNMENT:

        A.    Subordination:    This Lease shall be subject to and subordinate to any lease wherein Landlord is the lessee and to the lien of any and all mortgages or deeds of trust, regardless of whether such lease, mortgages or deeds of trust now exist or may hereafter be created with regard to all or any part of the Project or the Property, or both, and to any and all advances to be made thereunder, and to the interest thereon, and all modifications, consolidations, renewals, replacements and extensions thereof. Tenant also agrees that any lessor or mortgagee may elect to make this Lease prior and superior to any lease or lien of its mortgage or deed of trust. Any such election must be in writing and shall be effective when filed in the Real Property Records of the County in which the Project is located. In the event of such election, this Lease shall be deemed prior and superior to the said lease or lien of said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust.

        B.    Attornment:    In the event of any proceedings brought for the foreclosure of any mortgage or deed of trust covering the Property, or any part thereof, or in the event of the exercise of a power of sale pursuant thereto and upon the written request of a purchaser at such foreclosure proceedings, Tenant shall, at the request of such purchaser, attorn to and recognize such purchaser as Landlord under this Lease.

        C.    Instruments of Confirmation:    The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon ten

(10) days prior written notice from Landlord, or any such lessor or mortgagee, Tenant shall execute and deliver whatever instruments may be required for such purposes in order to carry out the intent of this Section. In the event that Tenant should fail to execute and deliver such instruments in compliance with this Section, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

        D.    Non-Disturbance Agreement:    Upon written request by Tenant, Landlord agrees to request of any existing lessor, mortgagee or lien holder, a non-disturbance agreement executed by such party, stating that so long as Tenant is not in default under this Lease, Tenant's leasehold estate, and the right to the use, possession, tenancy and occupancy hereunder, shall remain undisturbed and survive any and all terminations of such Lease or foreclosures or conveyances in lieu thereof or other actions taken or entered into to enforce any such lease, mortgage or deed of trust. Landlord shall have no obligation beyond the requesting of such non-disturbance agreement, and shall not be in default hereunder in the event such lessor, mortgagee or other lien holder refuses to execute and deliver such non-disturbance agreement.

        SEC. 37.    ENVIRONMENTAL COMPLIANCE:    Other than incidentally in the course of Tenant's business or practice, Tenant shall not use, and shall not permit any servant, licensee, employee, agent, or invitee to use any portion of the Premises or Project for the placement, storage, manufacture, disposal, or handling of any "Hazardous Materials" (as herein defined). To the extent used in the course of Tenant's business or practice, Tenant shall manage, handle, and provide safeguards for the Premises, the remainder of the Project, and all persons coming to the Premises, or to the Project, in accordance with all rules, regulations, orders, guidelines, or other instructions or directives of the United States of America, any State, any political subdivision of' either of such governmental entities, or any other governmental entity having authority to regulate such Hazardous Materials. In the event there is no entity with authority to regulate any portion of the Hazardous Materials used in the ordinary course of Tenant's practice, then Tenant agrees to handle, use, and dispose of such Hazardous Materials in the same manner that a prudent person would handle the same, and consistent with standard industry practice. Tenant shall, upon Landlord's written request, provide Landlord with a written list of any Hazardous Materials handled by it at the Premises as well as such other information as Landlord may request regarding such Hazardous Materials and Tenant's handling of the same. In the event that Landlord shall reasonably determine that the handling by Tenant of any Hazardous Material shall pose an unacceptable risk to Landlord or its affiliates, Landlord reserves the right to require additional liability insurance and/or bonding of Tenant's operations. In the event that Landlord shall elect to require such insurance or bonding of Tenant, Tenant shall be solely responsible for obtaining same. Landlord may object at any time to Tenant's improper use, handling, disposal or record keeping practices concerning such Hazardous Materials and Tenant shall immediately correct such practices as soon as receiving any notice of such concerns from Landlord (unless Tenant can demonstrate that such practices are proper under both current law and current, customary industry practice). Notwithstanding the foregoing, Landlord shall be under no obligation to supervise Tenant's business, operations or procedures. Tenant shall be responsible for the costs of any removal, abatement, or remediation of any Hazardous Materials placed, stored, manufactured, disposed of, or handled by Tenant or Tenant's servants, licensees, or any of Tenant's employees, agents, or invitees, in the Premises or elsewhere on the Project. Such costs shall include, without limitation, the reasonable cost of any consultant retained by Landlord in connection with such work. Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss, cost, liability, or expense (including reasonable attorney's fees and court costs) arising out of the placement, storage, manufacture, disposal, handling, removal, abatement, or remediation of any Hazardous Materials by Tenant, or any removal, abatement or remediation of any Hazardous Materials required hereunder to be performed or paid for by Tenant, with respect to any portion of the Premises or Project, or arising out of any breach by Tenant of its obligations under this Section 37. The provisions of this Section 37 shall survive the termination of this

Lease. The term "Hazardous Materials" as used herein shall mean (i) any substance the presence of which requires special handling, investigation, notification, or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; (ii) any substance which is or becomes defined as a hazardous waste, hazardous substance, pollutant or contaminant under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto: (iii) any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of Texas, or any political subdivision thereof, (iv) any substance the presence of which causes or threatens to cause an erosion, contamination, drainage, or nuisance problem (including to adjacent properties, nearby public roads and rights-of-way) or poses or threatens to pose a hazard to the health or safety of persons in or about the Project; (v) any substance which contains gasoline, diesel fuel, or other petroleum hydrocarbons; and (vi) any substance which contains polychlorinated biphenyls, asbestos, or urea formaldehyde foam insulation.

        SEC. 38.    SUCCESSORS AND ASSIGNS:    Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

        SEC. 39.    INTEREST ON TENANT'S OBLIGATION:    Any Rent, or other amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of twelve percent (12%) per annum or the highest rate allowed by law on such amounts from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

        SEC. 40.    TIME:    Time is of the essence.

        SEC. 41.    APPLICABLE LAW:    This Lease shall be governed by and construed pursuant to the laws of the State of Texas.

        SEC. 42.    SEVERABILITY:    If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        SEC. 43.    EXAMINATION OF LEASE:    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        SEC. 44.    AUTHORITY OF TENANT:    If Tenant executes this Lease in other than an individual capacity, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing legal entity as herein represented, that Tenant has and is qualified to do business in Texas, that Tenant has the full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon request the signatories hereto will furnish satisfactory evidence of their authority to execute this Lease on behalf of Tenant.

        SEC. 45.    BROKERS:    Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the following broker(s) and that it knows of no other real estate broker(s) or agent(s) who is (are) or might be entitled to a commission in connection with this Lease: Jackson & Cooksey. Landlord agrees to pay real estate commissions due in connection with this Lease only to the broker(s) named herein and only pursuant to the terms of a separate written agreement with said broker(s) which has been signed by Landlord. Tenant agrees to indemnify and hold harmless Landlord from and against any liability from all other claims for commission arising from the negotiation of this Lease, to the extent based upon the acts of Tenant.

        SEC. 46.    NOTICES:    All notices which Landlord or Tenant may be required, or may desire, to serve on the other shall be in writing and may be served, as an alternative to personal service, by depositing the same with the U.S. Postal Service, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: (i) to Landlord at the address set forth below; (ii) to Tenant at the address set forth below; or (iii) to the Tenant at the Premises. Any requirement of notice or service set forth herein shall be deemed satisfied three (3) business days after deposit with the Postal Service. The addresses stated below shall be effective for all notices to the respective parties until written notice of a change of address is given pursuant to the provisions hereof.

If to Tenant	If to Landlord: By Mail:	Research Interchange One, L.P. P.O. Box 10085 Austin, Texas 78766-1085
	By Delivery:	Research Interchange One, L.P. 7600 Burnet Road, Ste. 210 Austin, Texas 78757

        SEC. 47    MISCELLANEOUS PROVISIONS:

        A.    Captions:    The title captions appearing in this Lease are inserted and included solely for convenience and shall never be considered or given any effect in construing this Lease, or any provision or provisions hereof, or in connection with the duties, obligations or liabilities of the respective parties hereto or in ascertaining intent, if any question of intent exists.

        B.    Limitation on Personal Liability of Landlord:    Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that there shall be no personal liability on the part of the Landlord or any of its successors or assigns, with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the interest of Landlord in the Premises in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

        C.    Personal Pronouns:    All personal pronouns used in this Lease shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

        D.    Recordation:    Tenant agrees not to record this Lease.

        SEC. 48.    ENTIRE AGREEMENT:    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

        SEC. 49.    EXHIBITS:    The following exhibits are attached to and made a part of this Lease for all purposes:

Exhibit A—Floor Plan of Premises
Exhibit B—Legal Description of the Land
Exhibit C—Rules and Regulations
Exhibit D—Schedule of Rental Rates
Exhibit E—Special Provisions
Exhibit F—Letter of Acceptance
Exhibit G—Work Letter

Tenant
Testchip Technologies, Inc.
By:	/s/ Brenda Stoner
Name:	Brenda Stoner
Title:	Vice President
Date:	November 13, 2000
Landlord
Research Interchange One, L. P.
By:	/s/ Brian F. Gaston
Name:	Brian F. Gaston
Title:	President of the General Partner
Date:	November 17, 2000

EXHIBIT A
RESEARCH INTERCHANGE—BUILDING A
9300 UNITED DRIVE
AUSTIN, TEXAS

[FLOOR PLAN]

        Note: Details pertinent to the location nod number of exterior parking spaces, curbs, green space, glass and glazing, overhead doors and personnel entry/exit doors may have been changed during construction. See building site for actual conditions.

EXHIBIT "B"
LAND
(LEGAL DESCRIPTIONS)

        The Land is described in a survey dated November 1, 1999 by Ralph Harris Surveyor Inc., Invoice No. 35895, Work Order No. 34475, as follows:

        9.131 acres consisting of Lot 3, a 0.365 acre portion of Lot 1 and a 3.545 acre portion of Lot 2, all of Research Interchange Subdivision, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 95, Page 305, Plat Records of Travis County, Texas, and a 0.957 acre portion of Lot 2, Northwestern Industrial Addition of record in Volume 11, Page 18, and a 0.578 acre portion of Lot A Industrial Terrace Section 5, of record in Volume 83, Page 125D, all of the Travis County, Texas Plat Records.

        At some date in the future, the property within the Land may be involved in the amended plat process such that the boundaries of the Land correspond to legal lot lines. Upon such amendment, this description of the Land will be substituted with the new legal lot designation.

AGREED AND ACCEPTED:	Tenant	/s/ Brenda Stoner
	Landlord	/s/ Brian F. Gaston

EXHIBIT C
RULES AND REGULATIONS

        1.    Tenant will refer to Landlord all contractors, contractor's representatives and installation technicians rendering any service for Tenant for Landlord's supervision and/or written approval before performance of any such contractual services. This shall apply to all work performed in the Project, including, without limitation: (1) installation of telephones, electrical devices and attachments, and installations of any and every nature affecting floors, wall, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Project, (2) painting or (3) drilling, boring, cutting or stringing of wires.

        2.    Tenant shall not place, install or operate on the Property any engine, stove, machinery, or conduct mechanical operations or cook therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, hazardous or odorous material without the prior written consent of Landlord. Microwave usage by Tenant's employees and guests is acceptable and the prior consent of Landlord shall not be required. If consent is granted, Tenant will be required to furnish approved fire extinguishers and have them inspected and approved by the proper local authorities on an annual basis.

        3.    Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry, from any of the Property or any public areas regardless of whether such loss occurs when the area is locked against entry or not.

        4.    Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper articles, or objects of any kind whatsoever outside the doors of the Premises, or in the passageways of any portion of the Property other than in designated trash receptacles. Drums, pallets, equipment, vehicles, etc. are not allowed to be stored outside of the Premises or the Building.

        5.    No birds, animals, or vehicles shall be brought into or kept in or about the Project, except for vehicles and parked or stored in areas designated by Landlord.

        6.    Landlord shall have the right to determine and prescribe the proper weight and proper position of any unusually heavy equipment, including without limitation, all safes, large files and computers, that are to be placed in the Premises, and only those which in the sole opinion of the Landlord will not damage the floors, structure, and/or elevators may be moved into said Premises. Any damage, occasioned in connection with the moving or installation of such aforementioned articles in said Premises, or the existence of same in said Premises shall be paid for by Tenant.

        7.    Tenant shall give immediate notice to the Property Manager in case of accidents in the Premises or any portion of the Property or of defects therein or in any fixtures or equipment, or of any other type of emergency on or about the Property.

        8.    Tenant shall not use the Premises or permit the Premises to be used for photographic or multigraph reproductions except in connection with its own business and then only with the Landlord's prior written consent.

        9.    Any requests by Tenant will be attended to only upon application at the office of the Property Manager. Employees of the Property shall not perform any work or do anything outside their regular duties unless under special instructions from the office of the Property Manager.

        10.  The parking areas and driveways are to be used only for the purposes intended by Landlord and shall not be obstructed or misused in any way. Parking in any unauthorized area is prohibited. Landlord may from time to time designate parking areas and make other rules and regulations governing parking on the Property. Tenant shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, out of date inspection stickers, or license plates) on the Project. No vehicle maintenance or servicing shall occur on the Project. If Tenant or any of its employees, agents or invitees park their vehicles in areas other than designated parking areas or leave any vehicle in a state of disrepair, Landlord shall have the right to remove such vehicles at Tenant's expense, in accordance with applicable laws.

        11.  Tenant shall not place anything or allow anything to be placed on the glass of any window, door, partition or wall and the expense of any breakage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

        12.  The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

        13.  Landlord reserves the right to exclude or expel from the building any person who in the judgment of Landlord is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        14.  Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

        15.  Landlord shall have the right to control and operate the public portions of the Property, the public facilities, as well as facilities furnished for the common use of the tenants of the Project, in such manner as it deems best for the benefit of the tenants generally.

        16.  Trash removal is the Tenant's responsibility and all costs associated with such removal, if not removed by Tenant, shall be borne by the Tenant. Tenant shall maintain adequate receptacles for such removal, the design, placement, and capacity of such receptacles to be approved by Landlord. It is the Tenant's responsibility to maintain in a clean condition, the truck area immediately adjoining the Premises. At Tenant's request, Landlord will make best efforts to provide for a shared dumpster for the tenants in the Building and pass through the cost in an appropriate manner through Additional Rental charges.

        17.  Landlord reserves the right at any time to rescind any of these Rules and Regulations of the Project and to make such other and further Rules and Regulations as in its sole judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Project, the Premises and the parking areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Project and their agents, employees and invitees, which Rules and Regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like mariner as if originally herein prescribed.

AGREED AND ACCEPTED:	Tenant	/s/ Brenda Stoner
	Landlord	/s/ Brian F. Gaston

EXHIBIT D
RENTAL RATES

Time Period	Monthly Base Rental*	Total Base Rental*
3/01/2001-2/29/2004	$32,436.00	$1,167,696.00
3/01/2004-2/28/2006	$35,680.00	$856,320.00
	TOTAL:	$2,024,016.00

*Exclusive of Additional Rental.

AGREED AND ACCEPTED:	Tenant	/s/ Brenda Stoner
	Landlord	/s/ Brian F. Gaston

EXHIBIT E
SPECIAL PROVISIONS

        1.    Option to Renew the Lease: Tenant is granted the option to renew this Lease for one (1) additional term of five (5) years (the "Renewal Term"), such Renewal Term commencing on the date following the expiration of this Lease. If Tenant wishes to exercise the foregoing option, Tenant shall give Landlord written notice thereof at least nine (9) months prior to the beginning of the Renewal Term, in which event the Lease will be renewed at the Fair Market Value Rent (hereinafter defined) as reasonably determined by Landlord and Tenant. In the event that a renewal agreement has not been executed at least six (6) months prior to Lease termination, this option shall become null and void.

        "Fair Market Value Rent" shall mean the monthly rent charged tenants for space in comparable buildings (age, number of stories, total size, comparable location) in the area in which the Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, refurbishment or new construction costs funded by the respective parties, credit worthiness of the Tenant, allowances, and leasing and brokerage commissions.

        The foregoing option to renew shall terminate if this Lease is assigned or the Premises sublet to any entity other than a Related Entity.

        2.    One-time Right of First Refusal: Tenant shall have a one-time right to lease the available vacant space immediately contiguous to the Premises of this Lease. If Landlord has an acceptable bona fide offer for the space, Tenant's right to lease will be under the same terms and conditions as the offer. Written acceptance or rejection of Tenant's right to lease must be received by Landlord within five (5) business days of receiving the option right and Tenant must execute the lease for the space within ten (10) business days. If Tenant elects not to accept the offer, then this One-time Right of First Refusal will become null and void forevermore.

        Upon eight (8) months prior written notice, Tenant shall have the right to require Landlord to provide Tenant with up to twenty-one (21) Additional Parking Spaces ("APS") on land owned by Bill Gaston, Inc. on property adjacent to the Project and to the south of the Project currently described as the portion of Lot 1, Block A, Research Interchange Subdivision, Travis County, Texas not contained in the Project ("Phase 2"), provided Bill Gaston, Inc. or a related entity owns Phase 2 at the time of Tenant's exercise of this right. Upon delivery of the APS, Tenant shall pay additional Rent in the amount of $50 per parking space leased. If Tenant ever reduces the number of APS it requires, Tenant will be limited to that number of APS thereafter.

        Upon redevelopment of Phase 2, Landlord shall be allowed to cease leasing the APS to Tenant. Landlord will work cooperatively with Tenant to provide Tenant with up to 21 APS upon completion of the redevelopment of Phase 2 under terms reasonably determined in Landlord's sole discretion taking into account the cost of development of the parking structures associated with the redevelopment of Phase 2. If Tenant leases APS in the redevelopment of Phase 2, Tenant will be not be allowed to reduce the number of APS it leases during the term of this Lease or its renewal.

AGREED AND ACCEPTED:	Tenant	/s/ Brenda Stoner
	Landlord	/s/ Brian F. Gaston

EXHIBIT F
LETTER OF ACCEPTANCE

TENANT:

LANDLORD:

DATE LEASE SIGNED:

TERM OF LEASE:                          MONTHS

ADDRESS OF PREMISES:

COMMENCEMENT DATE:

EXPIRATION DATE:

        The above-described Premises are accepted by Tenant as in compliance with the Lease and suitable for the purpose for which they were leased. The above-described Lease commences and expires on the dates set forth above. Tenant acknowledges that it has received from Landlord            keys to the Premises.

TENANT
(Name of Tenant)
By	(Signature)
(Name and Title)
LANDLORD
(Name of Landlord)
By	(Signature)
(Name and Title)

EXHIBIT G
WORK LETTER

        It is agreed that Landlord will complete construction of the Premises leased by Landlord to Tenant in that certain Lease to which a copy of this Work Letter is attached, in accordance with the following:

        1.    Within ten (10) working days of the execution of the Lease, Tenant shall provide to Landlord (a) a preliminary space plan showing all proposed interior partitions, doors, plumbing fixtures and millwork and (b) preliminary specifications for all interior improvements and finishes. Such space plan and specifications shall be (a) prepared by either Landlord's architect and engineer or an architect and engineer selected by Tenant, provided that the Tenant's architect and engineer must be previously approved in writing at Landlord's sole discretion and Landlord's architect and engineer shall review the working drawings and specifications of materials at Tenant's expense, (b) in accordance with such specifications as Landlord has established for the construction of all interior improvements within the Project (the "Building Standards") and (c) subject to approval by Landlord. Landlord shall have a period of five (5) days after receipt of the preliminary space plan and specifications in order to approve or disapprove same. If Landlord shall disapprove Tenant's plans and specifications within such five (5) day period and advise Tenant in writing of the changes which will be necessary in order for Landlord to approve same, Tenant shall make the changes in the preliminary space plan and specifications required by Landlord and submit a revised preliminary space plan and specifications to Landlord not later than five (5) days after receipt of Landlord's written comments thereon and/or requirements with respect thereto. Any delay occasioned as a result of Landlord's disapproval of Tenant's plans and specifications shall not delay the Commencement Date under this Lease. In the event that Landlord fails to approve the originally submitted preliminary space plan and specifications within the aforesaid five (5) day period or to disapprove same with comments and/or requirements with respect thereto having been submitted to Tenant by Landlord within such five (5) days, Tenant shall have the right to give Landlord written notice of Landlord's failure to approve or disapprove Tenant's plans and specifications on or before the expiration of five (5) days following the expiration of the aforesaid five (5) day period, and if Landlord shall not have responded to such notice from Tenant within five (5) days thereafter by enumerating reasons for Landlord's disapproval of Tenant's plans and specifications, this Lease automatically shall be null and void and neither Landlord nor Tenant shall have any further rights or obligations hereunder. When the preliminary space plan and specifications as revised are approved by Landlord, then the architect and engineer mutually selected by Tenant and Landlord, but under contract to Landlord, shall commence the preparation of the construction documents for the Improvements. At such time as the construction documents are completed then Tenant and Landlord shall review same and each initial and date the construction documents (the "Construction Documents").

        2.    Landlord shall obtain at least three (3) bids for the construction of the Improvements in accordance with the Construction Documents. The selection of the general contractor to perform the construction of the Improvements shall made by Landlord with the consent of Tenant and shall be based on the following: (a) the contractor's qualifications and experience, (b) the ability of the contractor to perform on the schedule and meet or exceed the projected commencement date and (c) the contractor's proposed contract amount. The cost of the Improvements for the purpose of billing shall equal the cost to Landlord of constructing such Improvements (including the cost of supervision and coordination) plus the following amount: 4% if Landlord employs a general contractor.

        3.    Architectural and engineering fees relating to the Premises (including any architectural and engineering fees incurred by Landlord in reviewing Tenant's working drawings and specifications and in modifying Landlord's master working drawings to incorporate plans prepared by Tenant's architect or engineer, where an architect or engineer other than Landlord's architect or engineer has prepared Tenant's working drawings and specifications) shall be paid by Tenant. All costs and expenses incurred in the construction of Improvements shall be borne by Tenant (and are hereinafter referred to as

"Tenant's Costs"); provided, however, that Tenant shall receive an allowance (the "Allowance") of $703,920.00 to be credited against the billing costs of constructing the Improvements. Any excess (the "Excess") of Tenant's Costs over the Allowance shall be payable as follows:

          (a)  Tenant shall pay to Landlord, prior to the commencement of construction of the Improvements, an amount equal to the greater of: (i) $90,000 or (ii) sixty percent (60%) of the Excess (as then estimated by Landlord);

          (b)  After substantial completion of the Improvements, but prior to occupancy of the Premises by Tenant, Tenant shall pay to Landlord an amount equal to eighty percent (80%) of the then unpaid balance of the Excess (as then estimated by Landlord); and

          (c)  As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the actual Excess, based on the final costs to Landlord measured as described in Paragraph 2 hereof.

        The amounts payable hereunder shall constitute Rent due pursuant to the Lease at the times specified herein and failure to make any such payments when due shall constitute a default under the Lease, entitling Landlord to all of its remedies thereunder, as well as all remedies otherwise available to Landlord.

        The Excess to be paid by Tenant shall be required to be at least $150,000.00. In the event that the Excess is less than $150,000.00, the amount of the difference (the "Make-up Amount") shall be paid to Landlord by Tenant as soon as the final accounting is determined as in Section 3(c) herein. In the event that a Make-up Amount is due and paid by Tenant, the remaining Base Rental shall be reduced by amortizing the Make-up Amount over the remaining primary Term of the Lease using an 11% amortization factor.

        4.    If Tenant requests any changes in the approved plans and specifications for the Improvements, Tenant shall present Landlord with revised plans and specifications. If Landlord approves such changes, Landlord shall incorporate such changes in the Improvements; Landlord, however, may require, prior to proceeding with any changes, additional cash advances against the Excess in the event Landlord determines that Tenant's proposed changes will increase the amount of such Excess.

        5.    If Tenant requests changes in the approved plans and specifications for the improvements and if such changes shall delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of said work, including, without limitation, delay resulting from Tenant's failure to timely submit final working drawings and specifications of materials for Landlord's approval, then, notwithstanding any provision to the contrary in the Lease, Tenant's obligation to pay rent hereunder shall nevertheless commence on the date in Section 2 of the Lease and the Commencement Date under the Lease shall not be delayed as hereinafter provided. If by the Commencement Date specified in Section 2 of the Lease, the Premises have not been substantially completed pursuant to the terms of this Work Letter, due to any cause other than delays caused by Tenant as provided above, then, as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, the Commencement Date shall be delayed and the Rent under the Lease shall not commence until the earlier of actual occupancy by Tenant or substantial completion of the Improvements.

        6.    Within seven (7) days after delivery of the Improvements to Tenant, Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. During the first year of the term of this Lease, Tenant shall give notice to Landlord whenever any defect becomes reasonably apparent, and Landlord will use reasonable efforts to enforce the warranties of the contractors.

        7.    All terms herein used shall have the same meaning as when used in the Lease.

AGREED AND ACCEPTED:	Tenant	/s/ Brenda Stoner
	Landlord	/s/ Brian F. Gaston

QuickLinks

  EXHIBIT 10.17
INDUSTRIAL LEASE AGREEMENT
WITNESSETH
EXHIBIT A RESEARCH INTERCHANGE—BUILDING A 9300 UNITED DRIVE AUSTIN, TEXAS
EXHIBIT "B" LAND (LEGAL DESCRIPTIONS)
EXHIBIT C RULES AND REGULATIONS
EXHIBIT D RENTAL RATES
EXHIBIT E SPECIAL PROVISIONS
EXHIBIT F LETTER OF ACCEPTANCE
EXHIBIT G WORK LETTER